                EXHIBIT 21.1

SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2025*

Organization	Jurisdiction
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Allgo Systems, Inc.	Delaware, U.S.A.
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
ARS, Inc.	Delaware, U.S.A.
Autronic S.A.	Tunisia
Brasil Holdings Ltda.	Brazil
Carplastic S.A. de C.V.	Mexico
Changchun Visteon FAWAY Automotive Electronics Co., Ltd*.	China
Fairlane Holdings, Inc.	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Inntot Technologies Private Limited	India
Jember Engineering Solutions, SL	Spain
Jember GmbH	Germany
Shanghai Visteon Automotive Electronics Co. Ltd.*	China
Shanghai Visteon Electronics Technology Co. Ltd.*	China
Spiegel Institut Holding GmbH	Germany
Spiegel Institut Mannheim GmbH	Germany
Spiegel Institut Management GmbH	Germany
Spiegel Institut Ingolstadt GmbH	Germany
Spiegel Institut Shanghai Ltd.	China
SunGlas, LLC	Delaware, U.S.A.
Taiwan Visteon Automotive Electronics LLC	Taiwan
Usaneers GmbH	Germany
VEHC, LLC	Delaware, U.S.A.
VIHI, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.
Visteon Adminisztracios Hungary Kft	Hungary
Visteon Amazonas Ltda.	Brazil
Visteon Asia Holdings, LLC	Delaware, U.S.A.
Visteon Asia Pacific, Inc.	China
Visteon Automotive (India) Private Ltd.	India
Visteon Automotive Electronics (Chongqing) Co., Ltd.	China
Visteon Automotive Electronics (Thailand) Limited	Thailand
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Visteon Brasil Trading Company Ltd.	Bermuda

Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon Climate Control Systems Limited	Delaware, U.S.A.
Visteon Climate Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Climate Holdings 1, LLC	Delaware, U.S.A.
Visteon de Mexico S. de R.L.	Mexico
Visteon Electronics Bulgaria EOOD	Bulgaria
Visteon Electronics Corporation	Delaware, U.S.A.
Visteon Electronics France SAS	France
Visteon Electronics Germany GmbH	Germany
Visteon Electronics India Private Limited	India
Visteon Electronics Korea Ltd.	S. Korea
Visteon Electronics Romania S.R.L.	Romania
Visteon Electronics Slovakia, s.r.o.	Slovakia
Visteon Electronics Tunisia Sarl	Tunisia
Visteon Engineering Services Limited	United Kingdom
Visteon Engineering Services Pension Trustees Ltd	United Kingdom
Visteon EU Holdings, LLC	Delaware, U.S.A.
Visteon European Electronics, Inc.	Delaware, U.S.A.
Visteon European Holdings, LLC	Delaware, U.S.A.
Visteon Finance Limited	United Kingdom
Visteon German Holdings, LLC	Delaware, U.S.A.
Visteon Global Electronics, Inc.	Delaware, U.S.A.
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon Holdings France SAS	France
Visteon Holdings GmbH	Germany
Visteon Holdings Hungary Kft	Hungary
Visteon Holdings, LLC	Delaware, U.S.A.
Visteon Innovation & Technology GmbH	Germany
Visteon Intelligence Technology (Wuhan) Co. Ltd	China
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon International Holdings (Hong Kong), Ltd.	Hong Kong
Visteon International Holdings, Inc.	Delaware, U.S.A.
Visteon Japan, Ltd.	Japan
Visteon LA Holdings Corp.	Delaware, U.S.A.
Visteon Netherland Holdings Cooperatief I U.A.	Netherlands
Visteon Portuguesa, Ltd.	Bermuda
Visteon S.A.	Argentina
Visteon Sistemas Automotivos Ltda.	Brazil
Visteon Software Technologies SAS	France

Visteon Systems, LLC	Delaware, U.S.A.
Visteon Technical & Services Centre Private Limited	India
Visteon Trading (Chongqing) Co. Ltd.	China
Yanfeng Visteon Automotive Electronics Co., Ltd.*	China
*Entity is a joint venture
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Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.